        Exhibit 10.28
SecureWorks Corp.
Second Amended and Restated
Non-Employee Director Compensation Policy
The Board of Directors (“Board”) of SecureWorks Corp. (the “Company”) has adopted this Second Amended and Restated SecureWorks Corp. Non-Employee Director Compensation Policy (the “Policy”) to assist the Compensation Committee of the Board (or its successor, the “Committee”) in establishing retainers, fees, and equity grants (and payment or award thereof, as applicable) associated with director compensation. Any new director compensation policies enacted from time to time are deemed to be incorporated herein upon their effective date. The Committee and/or the Board shall review and reassess this Policy from time to time to determine whether the Policy should be updated.
Each director who is not an employee of the Company or an Affiliate of the Company shall be entitled to the payments described below while serving as a director on the Board.
Annual Cash Retainer:    An annual retainer fee of USD $50,000 (the “Annual Cash Retainer”) shall be payable in a lump sum following each annual meeting of Company’s stockholders at which directors are elected to serve on the Board (the “Annual Meeting”) to each director who becomes or remains a member of the Board following the conclusion of such Annual Meeting. A director appointed to the Board other than pursuant to election at the Annual Meeting shall be entitled to a pro-rated payment of the Annual Cash Retainer for the partial year of service, payable in a lump sum upon his or her commencement of service on the Board. The Annual Cash Retainer shall be paid in cash, unless the director makes a timely election, as set forth below, to receive all or a portion of the Annual Cash Retainer in the form of deferred stock units that settle in shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Shares,” and such units, “DSUs”), Class A Shares (“Stock”), or a combination thereof (in each case subject to the limitations described below), in which case the director shall receive the form or forms of award elected, in lieu of such cash payment (in whole or in part), subject to the terms and conditions of the applicable deferred stock unit agreement. A director must be actively serving as a director on the date of such payment to receive his or her payment.
Committee Chair Fee:    The corresponding annual committee chair fee (“Annual Chair Fee”) set forth below shall also be payable in a lump sum following the Annual Meeting to each director who becomes or remains the chair of any of the following committees of the Board following the conclusion of such Annual Meeting for his or her chair services. A director appointed to serve as committee chair during a year and prior to an Annual Meeting shall be entitled to a pro-rated payment of the Annual Chair Fee for the partial year of service, payable in a lump sum upon his or her commencement of service as committee chair. The committee chair must be actively serving as the chair of the applicable committee on the date of such payment to receive his or her payment.
                Audit Committee:        USD $30,000
Compensation Committee:    USD $20,000
Nominating &
Governance Committee:        USD $15,000
The Annual Chair Fee shall be paid in cash unless the director makes a timely election to receive all or a portion of the Annual Chair Fee in the form of DSUs, Stock or a combination thereof (in each case subject to the limitations described below), in which case the director shall receive the form or forms of award elected, in lieu of such cash payment (in whole or in part), subject to the terms and conditions of the applicable deferred stock unit agreement.

Committee Membership Fee:     The corresponding annual committee fee (“Annual Committee Fee”) set forth below shall also be payable in a lump sum following the Annual Meeting to each director who becomes or remains a member of the following committees of the Board (excluding the committee chair) for his or her committee member services. A director appointed to serve on a committee during a year and prior to an Annual Meeting shall be entitled to a pro-rated payment of the Annual Committee Fee for the partial year of committee service, payable in a lump sum upon his or her commencement of service as a committee member. The member must be actively serving as a member of the applicable committee on the date of such payment to receive his or her payment.

        Audit Committee:        USD $15,000
    Compensation Committee:    USD $10,000
Nominating and
Governance Committee:        USD $8,000
    The Annual Committee Fee shall be paid in cash unless the director makes a timely election to receive all or a portion of the Annual Chair Fee in the form of DSUs, Stock or a combination thereof (in each case subject to the limitations described below), in which case the director shall receive the form or forms of award elected, in lieu of such cash payment (in whole or in part), subject to the terms and conditions of the applicable deferred stock unit agreement.
Initial Equity Grant:     Following initial election or appointment to the Board, upon commencing service as a director or as promptly thereafter as reasonably practicable, a director shall be granted restricted stock units (“RSUs”) relating to that number of Class A Shares having a value equal to USD $400,000 as of the grant date), subject to the terms and conditions of the applicable restricted stock unit agreement.
Annual Equity Grant:     Following the conclusion of each Annual Meeting, each director who remains a member of the Board following the conclusion of such Annual Meeting shall be granted RSUs relating to that number of Class A Shares having a value equal to $200,000 (the “Annual Equity Grant”) as of the grant date, unless the director makes a timely election to receive all or a portion of the Annual Equity Grant in the form of DSUs (subject to the limitations described below), in which case the director shall receive DSUs in lieu of such RSUs (in whole or in part), subject to the terms and conditions of the applicable restricted stock unit agreement or deferred stock unit agreement.
Timing of Elections:     Elections to receive DSUs (alone or in combination with other applicable forms of payment) must be made prior to the beginning of the calendar year to which they relate. Elections to receive Stock (alone or in combination with other applicable forms of payment) may be made at any time with respect to amounts that have not yet been paid out as to the relevant year and for which the director has not made an effective DSU election. Each new director may make an election to receive DSUs, Stock or a combination thereof within 30 days after becoming a director, but this election will only apply to the portion of the Annual Cash Retainer, Annual Equity Retainer, Committee Chair Fee (if applicable) or Annual Committee Fee (if applicable) earned after the date of the election. Once the calendar year to which a director’s DSU elections relate commences, all elections to receive DSUs are irrevocable with respect to that year, and no new DSU elections may be made with respect to that year. A director may submit a new election to receive DSUs for each subsequent calendar year prior to the beginning of that calendar year. Each director's elections will remain in effect for subsequent years as provided in the director's most recently submitted election forms if no new elections are timely submitted.

Individual Elections:    Directors may elect the forms of payment of their compensation on an individual basis. Elections must be made in multiples as follows:
–Allocation of the Annual Cash Retainer among DSUs, Stock and cash (including a combination thereof) must be made in each case in multiples of 25% (up to a maximum of 100%).
–Allocation of the Annual Equity Retainer to DSUs must be made in multiples of 25% (up to a maximum of 100%).
–Allocation of the Annual Chair Fee and Annual Committee Fee among DSUs, Stock and cash (including a combination thereof) must be made in each case in multiples of 25% (up to a maximum of 100%).
Vesting and Settlement:    DSUs shall vest in full on the first anniversary of the grant date, subject to the director’s continued, active service as a director on such vesting date, and shall settle in Class A Shares on the earlier of: (i) the termination of service as a director for any reason, and (ii) a Change in Control (as defined in the Company’s Amended and Restated 2016 Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”)) that also constitutes a “change in control event” under Internal Revenue Code Section 409A regulations. RSUs granted with respect to a director’s initial election or appointment to the Board shall vest and settle in Class A Shares in equal installments on the first, second, and third anniversaries of the grant date, subject to the director’s continued, active service as a director on each such vesting date. RSUs granted with respect to a director’s Annual Equity Grant shall vest in full and settle in Class A Shares on the first anniversary of the grant date, subject to the director’s continued, active service as a director on such vesting date. The number of shares of Stock, RSUs or DSUs granted will be rounded down to the next integer of Stock in the case of a valuation that produces a fractional share.
All of the foregoing equity-based awards will be granted under the Plan, or any successor plan thereto. Any RSUs will be granted pursuant to the terms of the Company’s standard form of restricted stock unit agreement for directors in effect at the time of grant. Any DSUs will be granted pursuant to the terms of the Company’s standard form of deferred stock unit agreement for directors in effect at the time of grant.
In addition to the foregoing payments, each member of the Board shall be entitled to reimbursement for travel expenses incurred in attending Board meetings and any committee meetings (travel expense reimbursement is subject to the Company’s current expense policy, as amended from time to time).
The Company does not pay any Board retainers or fees or provide any Board equity grants not set forth above. These retainers, fees, or grants may be modified or adjusted from time to time as determined by the Board on recommendation of the Committee.
Directors of the Board who are employees of the Company or an Affiliate of the Company shall receive no compensation for their Board service.
This Policy supersedes all prior agreements or policies concerning director compensation.
Capitalized terms used in this Policy but not otherwise defined herein shall have the meaning set forth in the Plan, or any successor plan thereto.
Effective: March 20, 2023

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